ELEVENTH AMENDMENT TO THE AMENDED AND RESTATED

GLOBAL SECURITIES LENDING AGENCY AGREEMENT

This Amendment, dated October 2nd, 2023, hereby amends the Amended and Restated Global Securities Lending Agency Agreement (the “Agency Agreement”) dated as of October 1, 2019, as amended from time to time, between (i) CITIBANK, N.A., a national banking organization (the “Agent”) and (ii) each of the registered investment companies identified on the signature page hereto (each a “Registrant” and collectively, the “Registrants”) on behalf of each of its respective series identified on Appendix A to the Agency Agreement (each a “Lender” and collectively, the “Lenders”). Capitalized terms used herein without definition shall have the meaning assigned thereto in the Agency Agreement.

WHEREAS, the Parties wish to amend the Agency Agreement to update Schedule I;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Schedule I to the Agency Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2.	All other provisions of the Agency Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

CITIBANK, N.A., Agent

The Hartford Mutual Funds, Inc., on behalf of its respective Lenders set forth on Appendix A

The Hartford Mutual Funds II, Inc., on behalf of its respective Lenders set forth on Appendix A

Hartford Series Fund, Inc., on behalf of its respective Lenders set forth on Appendix A

Hartford HLS Series Fund II, Inc., on behalf of its respective Lenders set forth on Appendix A

Lattice Strategies Trust, on behalf of its respective Lenders set forth on Appendix A attached hereto

Hartford Funds Exchange-Traded Trust, on behalf of its respective Lenders set forth on Appendix A

By:	/s/ William Mascaro	By:	/s/ Ankit Puri
Name:	William Mascaro	Name:	Ankit Puri
Title:	Managing Director	Title:	Vice President and Treasurer

Schedule I

to the Amended and Restated Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and each Registrant, on behalf of its respective Lenders

amended and restated October2nd, 2023

SECURITIES LENDING BORROWERS

SECURITIES LENDING APPROVED BORROWER LIST

MSLA

•	Bank of Montreal
•	Barclays Capital Inc.
•	BMO Capital Markets Corp. f/k/a Harris Nesbitt Corp. BMO Nesbitt Burns Corp. Nesbitt Burns Securities Inc.)
•	BofA Securities, Inc (BofAS)
•	BofAML Securities, Inc.
•	BNP Paribas Prime Brokerage Inc.
•	BNP Paribas Securities Corp.
•	BNP Paribas, New York Branch
•	Cantor Fitzgerald & Co.
•	CIBC World Markets Corp. (f/k/a CIBC Oppenheimer Corp.)
•	Citadel Clearing LLC
•	Citadel Securities LLC (f/k/a Citadel Trading Group L.L.C. and Citadel Derivatives Group LLC)
•	Clear Street LLC
•	Commerz Markets LLC
•	Cowen and Company LLC
•	Credit Agricole Corporate and Investment Bank
•	Credit Agricole Securities (USA), Inc. (f/k/a Calyon Securities (USA), Inc.
•	Daiwa Capital Markets America Inc. (f/k/a Daiwa Securities America, Inc.)
•	Deutsche Bank Securities Inc. (f/k/a Deutsche Banc Alex Brown Inc.)
•	Goldman, Sachs & Co. LLC
•	Healthcare of Ontario Pension Plan Trust Fund
•	HSBC Securities (USA) Inc.
•	Industrial and Commercial Bank of China Financial Services, LLC
•	ING Financial Markets LLC (f/k/a ING Barings Corp.)
•	Interactive Brokers LLC
•	J.P. Morgan Securities LLC (f/k/a J.P. Morgan Securities, Inc., Merged with Chase Securities Inc.)
•	Janney Montgomery Scott LLC
•	Jefferies LLC
•	Macquarie Capital (USA) Inc.
•	Merrill Lynch, Pierce, Fenner and Smith, Inc. (Part of Bank of America Corporation, merged with Banc of America Securities LLC)
•	Mizuho Securities USA LLC (f/k/a Fuji Securities, Inc.)
•	Morgan Stanley & Co. LLC
•	MUFG Securities Americas Inc. (f/k/a Mitsubishi UFJ Securities (USA), Inc.)
•	National Bank of Canada Financial Inc.

•	National Financial Services LLC (f/k/a National Financial Services Corp.)
•	Natixis, New York Branch
•	Natixis Securities Americas LLC
•	Natwest Markets Securities Inc.
•	Nomura Securities International, Inc.
•	Pershing, LLC
•	Raymond James & Associates, Inc.
•	RBC Capital Markets, LLC (f/k/a RBC Capital Markets Corporation, RBC Dominion Securities Corp.)
•	Royal Bank of Canada, New York Branch
•	RBS Securities Inc. (f/k/a Greenwich Capital Markets, Inc. and ABN AMRO Inc.)
•	Scotia Capital (USA) Inc.
•	SG Americas Securities, LLC (MSLA assigned by SG Cowen Securities Corp).
•	Societe Generale, New York Branch
•	State Street Bank & Trust Co.
•	TD Ameritrade Clearing Inc.
•	TD Securities Inc.
•	The Bank of Nova Scotia
•	Timber Hill LLC
•	UBS AG London Branch*
•	UBS Securities LLC
•	Unicredit Capital Markets LLC
•	US Bancorp Investments, Inc.
•	Wells Fargo Bank, N.A. (f/k/a Wachovia Bank, N.A. , First Union National Bank)
•	Wells Fargo Clearing Services, LLC (f/k/a First Clearing LLC)
•	Wells Fargo Securities, LLC (f/k/a Wachovia Capital Markets, LLC)
*This entity also signed a GMSLA

GMSLA

•	ABN AMRO Bank N.V. (Combined entity of Fortis Bank (Nederland) N.V. and ABN AMRO Bank N.V.)
•	Banco Santander SA
•	Bank of Nova Scotia, London Branch
•	Barclays Bank Plc
•	Barclays Capital Securities Limited
•	Bank of Montreal, London Branch
•	BMO Capital Markets Limited (f/k/a Paloma Securities London Limited)
•	BMO Nesbitt Burns Inc.
•	BNP Paribas Arbitrage SNC
•	BNP Paribas Prime Brokerage International, Limited
•	BNP Paribas, London Branch
•	BNP Paribas, Paris Branch
•	Canadian Imperial Bank of Commerce, London
•	CIBC World Markets Inc.
•	Commerzbank AG
•	Credit Agricole CIB
•	Daiwa Capital Markets Europe Limited (f/k/a Daiwa Securities markets Europe Limited)

•	Deutsche Bank AG, Frankfurt
•	Deutsche Bank AG, London
•	ED&F Man Capital Markets LTD
•	Goldman Sachs International
•	Goldman Sachs Japan Co. LTD
•	HSBC Bank Plc
•	HSBC Securities Canada Inc.
•	ING Bank NV
•	J.P. Morgan Securities PLC
•	J.P. Morgan Securities Limited
•	Jefferies Intl. Limited
•	Lloyds Bank PLC
•	Macquarie Bank Limited
•	Merrill Lynch Canada Inc.
•	Merrill Lynch International
•	Mizuho International Plc
•	MUFG Securities EMEA PLC (f/k/a Mitsubishi UFJ Securities International Plc)
•	Mizuho Securities Co Ltd
•	Morgan Stanley & Co. International Plc
•	Morgan Stanley MUFG Securities Co., Ltd
•	National Australia Bank Ltd. London
•	National Bank of Canada
•	National Bank Financial Inc.
•	Natixis S.A.
•	Natwest Markets Plc
•	Nomura International Plc
•	RBC Dominion Securities Inc.
•	Royal Bank of Canada
•	Royal Bank of Canada Europe Limited
•	Royal Bank of Scotland Plc
•	Scotia Capital Inc.
•	SG Option Europe S.A.
•	Skandinaviska Enskilda Banken AB (publ)
•	Société Générale
•	Societe Generale Capital Canada Inc. (f/k/a Newedge Canada Inc.)
•	Standard Chartered Bank
•	TD Securities Inc.
•	The Toronto Dominion Bank.
•	Toronto Dominion Bank
•	UBS AG London Branch**
•	UBS Limited
•	UBS Europe SE
•	Unicredit Bank AG
•	Yuanta Securities (Hong Kong) Company Limited
**This Entity also signed an MSLA

AMSLA

•	ABN Amro Securities Asia Ltd.
•	Barclays Bank PLC, Sydney Branch
•	Barclays Capital Securities Limited
•	BMO Capital Markets Corp. - Melbourne
•	Deutsche Securities Australia Limited
•	J.P. Morgan Securities Australia Limited
•	JP Morgan Australia Limited
•	Macquarie Bank Limited – Sydney Head Office
•	Merrill Lynch Equities (Australia) Limited
•	Morgan Stanley Australia Securities Limited
•	National Australia Bank Limited
•	RBC, Sydney Branch
•	UBS Securities Australia Limited

In connection with loans of Securities, we authorize the use of the following entities as third party custodians of collateral for securities lent: The Bank of New York and JP Morgan Chase Bank. We further authorize Citibank, N.A., as our agent to enter into the necessary agreements to effectuate the foregoing.